UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 13, 2013

Commission File Number:  00025940

Glowpoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware	77-0312442
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

430 Mountain Avenue, Suite 301,  Murray Hill, New Jersey 07974
(Address of principal executive offices)

973-855-3411
(Registrant's telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)       On January 13, 2013, Mr. Joseph Laezza entered into a Separation Agreement and General Release (the “Separation Agreement”) with Glowpoint, Inc. (the “Company”) pursuant to which he resigned, effective January 11, 2013, as the Company’s President and Chief Executive Officer and as a member of the Company’s Board of Directors (the “Board”). Mr. Laezza has served as the Company’s President since June 2008, a member of the Board since March 2009 and the Company’s Chief Executive Officer since July 2010. Mr. Laezza’s resignation is not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

    Under the terms of the Separation Agreement, Mr. Laezza has agreed to remain employed by the Company and serve as an advisor to the Board and the Company’s new Chief Executive Officer until March 31, 2013, in exchange for his current salary and benefits through such date.  Mr. Laezza will also receive, subject to certain conditions, (i) cash severance payments equal to six months of his current base salary; (ii) cash severance payments for three additional months, after such six-month period, if Mr. Laezza fails to procure comparable employment; (iii) COBRA coverage until the earlier of the date Mr. Laezza is entitled to substantially similar benefits from another source and December 31, 2013; and (iv) an additional cash payment of $10,000.  In addition, Mr. Laezza will receive, on March 31, 2013, (i) full vesting of 113,334 shares of restricted common stock of the Company and (ii) an additional 13,500 shares of common stock of the Company, in exchange for forfeiture of 145,000 options to which he would otherwise be entitled.  The Separation Agreement also provides for standard ownership of works, confidentiality, non-compete, non-solicitation and non-disparagement covenants, as well as a release of claims.

    The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

(c)       On January 13, 2013, the Board appointed Peter Holst, as the Company’s President and Chief Executive Officer and as a member of the Board, effective immediately.

    Mr. Holst, 44, has served as the Company’s Senior Vice President for Business Development since October 1, 2012.  Prior to joining the Company, Mr. Holst served as the Chief Executive Officer of Affinity VideoNet, Inc. (“Affinity”) from June 1, 2008 until October 1, 2012, when the Company acquired Affinity. Prior to joining Affinity, Mr. Holst served as the President and Chief Operating Officer of Raindance Communications.  Mr. Holst holds a degree in Business Administration from the University of Ottawa.  In considering Mr. Holst as a director of the Company, the Board reviewed his extensive knowledge and expertise in the communications as a service industry, and the leadership he has shown in his positions with prior companies.

    There are no family relationships between Mr. Holst and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

    In connection with his appointment as President and Chief Executive Officer of the Company, on January 13, 2013 (the “Effective Date”), the Company entered into an employment agreement with Mr. Holst (the “Employment Agreement”), effective immediately.  The initial term of the Employment Agreement, which is terminable at will by either party, expires on December 31, 2014 and renews for successive one-year terms if not otherwise terminated. Pursuant to the Employment Agreement, Mr. Holst will initially receive an annual base salary of $195,000 and be eligible to receive a maximum annual incentive bonus equal to 100% of his base salary, at the discretion of the Compensation Committee of the Board based on meeting certain financial and non-financial goals.  In addition, on the Effective Date, the Company issued to Mr. Holst, pursuant to the Company’s 2007 Stock Incentive Plan (the “Plan”), (i) 875,000 options to purchase common stock of the Company (the “Options”) and (ii) 100,000 shares of restricted common stock of the Company (the “Restricted Stock”).  The Options have a term of 10 years and an exercise price of $1.98.  The Options and the Restricted Stock will each vest as to 25% on the first anniversary of the Effective Date, with the remainder of each vesting in equal monthly installments for 36 months on the monthly anniversary date of the Effective Date; provided however, that the Options and the Restricted Stock will vest in full upon a Change in Control or Corporate Transaction, as each term is defined in the Plan.

    Upon termination of Mr. Holst for any reason other than Cause, as defined in the Employment Agreement, Mr. Holst will be entitled to receive payment of COBRA costs by the Company for 12 months.  If Mr. Holst is terminated by the Company without Cause or terminates his employment with Good Reason, or if the Company elects not to renew the Employment Agreement, then, subject to certain conditions, Mr. Holst will be entitled to receive: (i) severance payments equal to 6 months of his annual base salary; (ii) 50% of any annual incentive compensation paid to Mr. Holst for the most recent calendar year; and (iii) a pro-rated portion of his annual incentive compensation for the fiscal year in which the termination occurs.

    Mr. Holst will also receive, as payment for historical severance amounts attributable to his employment with Affinity, $240,000 (the “Affinity Severance Payment”). The first half of the Affinity Severance Payment will be paid over 12-months and the remaining half will be paid in a lump sum payment on or before January 12, 2014.  Mr. Holst will also be entitled to earn up to 150,000 shares of common stock of the Company and a cash bonus of up to $45,000 for the six month period ended March 31, 2013, pursuant to his prior employment agreement with the Company.

    The Employment Agreement does not provide a “gross-up” for the excise tax imposed on golden parachute payments pursuant to Internal Revenue Service Code Section 4999 (the “Excise Tax”).  Instead, the Employment Agreement provides that, in the event the Excise Tax applies, Mr. Holst would either have his severance benefits reduced to a level such that the Excise Tax would not apply, or receive all the benefits to which he is otherwise entitled and pay the related Excise Tax, whichever would result in the greater net after-tax benefit to Mr. Holst. The Employment Agreement contains standard ownership of works, confidentiality, non-compete, non-solicitation and non-disparagement covenants.

    The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

    The Company’s press release announcing Mr. Laezza’s resignation and Mr. Holst’s appointment is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Item 9.01.  Financial Statements and Exhibits

The following exhibits are included with this report:

Exhibit No.	Description
10.1	Separation Agreement and General Release between Glowpoint, Inc. and Joseph Laezza, dated as of January 13, 2013.
10.2	Employment Agreement between Glowpoint, Inc. and Peter Holst, dated as of January 13, 2013.
99.1	Press release dated January 14, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2013	GLOWPOINT, INC. /s/ Tolga Sakman
Tolga Sakman Chief Financial Officer

EXHIBIT INDEX
Exhibit
Number	Description

10.1	Separation Agreement and General Release between Glowpoint, Inc. and Joseph Laezza, dated as of January 13, 2013.
10.2	Employment Agreement between Glowpoint, Inc. and Peter Holst, dated as of January 13, 2013.
99.1	Press release dated January 14, 2013.